UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 30, 2007

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas	75251
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

(a)           For information about the amendment to our Third Amended and Restated Articles of Incorporation to increase the total number of authorized shares of our capital stock, please see Item 8.01 below.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           For information about the appointment of Rajath Shourie to our Board of Directors, please see Item 8.01 below.

(e)           For information about the amendment to our 2005 Long-Term Incentive Plan, please see Item 8.01 below.

Section 8 – Other Events

Item 8.01 Other Events.

On August 30, 2007, EXCO Resources, Inc. (“EXCO”) held its annual meeting of shareholders (“Annual Meeting”).  At the Annual Meeting, shareholders acted upon the matters outlined in EXCO’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on July 16, 2007.  The Annual Meeting matters voted upon and approved solely by the holders of our common stock included the following: (1) the election of seven directors to the Board of Directors, each for a one-year term (the ‘‘Common Stock Directors’’); (2) a proposal to approve (i) the designations, preferences, limitations and relative rights set forth on Annex III of the Statements of Designation of our Series A-1 and Series A-2 Hybrid Preferred Stock (together, the ‘‘Hybrid Preferred Stock’’), including the convertibility of the Hybrid Preferred Stock into shares of our common stock, (ii) the issuance of shares of our common stock upon the conversion of such shares of Hybrid Preferred Stock, and (iii) the removal of the restrictions on conversion price adjustments for our Series A-1, Series A-2, Series B and Series C 7.0% Cumulative Convertible Perpetual Preferred Stock (collectively, the ‘‘Convertible Preferred Stock’’ and together with the Hybrid Preferred Stock, collectively, the ‘‘Preferred Stock’’) set forth in Section 10 of the Statement of Designation for each series of Convertible Preferred Stock (this proposal is referred to as the ‘‘Full NYSE Proposal’’); and (3) if the shareholders did not approve the Full NYSE Proposal, a proposal to remove the restrictions on conversion price adjustments for our Convertible Preferred Stock set forth in Section 10 of the Statement of Designation for each series of Convertible Preferred Stock (this proposal is referred to as the ‘‘Limited NYSE Proposal’’).  The Annual Meeting matters voted upon and approved by the holders of our common stock and Convertible Preferred Stock included the following: (1) a proposal to amend the EXCO Resources, Inc. 2005 Long-Term Incentive Plan (the ‘‘Incentive Plan’’) to increase the total number of shares of common stock authorized for issuance under such plan by 10,000,000 shares (this proposal is referred to as the ‘‘Incentive Plan Amendment Proposal’’); (2) a proposal to amend EXCO’s Third Amended and Restated Articles of Incorporation to increase the total number of shares of authorized capital stock from 260,000,000 to 360,000,000, 350,000,000 shares of which are common stock, par value $0.001 per share, and 10,000,000 shares of which are preferred stock, par value $0.001 per share (this proposal is referred to as the ‘‘Charter Amendment Proposal’’); and (3) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (this proposal is referred to as the ‘‘Ratification of KPMG’’).

Our common shareholders approved all of the Common Stock Directors nominated for election at the Annual Meeting pursuant to the following voting results:

Name	Number of Votes Cast For	Number of Votes Withheld
Douglas H. Miller	87,098,501	7,117,760
Stephen F. Smith	91,658,844	2,557,417
Jeffrey D. Benjamin	91,867,883	2,348,378
Earl E. Ellis	91,876,684	2,339,577
Robert H. Niehaus	91,868,594	2,347,667
Boone Pickens	91,632,360	2,583,901
Robert L. Stillwell	90,931,769	3,284,492

Pursuant to Section 5(c) of the Statements of Designation of the Convertible Preferred Stock, the holders of at least 60% of the then outstanding shares of the Convertible Preferred Stock and, after approval of the Full NYSE Proposal, the Series A-1 Hybrid Preferred Stock are entitled to elect four directors to serve on EXCO’s Board of Directors.  Effective immediately upon the adjournment of the Annual Meeting, Rajath Shourie, age 33, was elected by written consent of the holders of the Convertible Preferred Stock as EXCO’s third Preferred Stock director designee to serve until his successor has been duly elected and qualified pursuant to the Statements of Designation of the Preferred Stock.  Mr. Shourie is a Managing Director of Oaktree Capital Management, L.P. (“Oaktree”) in the distressed debt group.  He joined Oaktree in August 2002 after having spent two years at Goldman, Sachs & Co. in the Principal Investment Area.  Mr. Shourie was a management consultant at McKinsey & Company, from 1995 to 1998. Affiliates of Oaktree purchased all of the shares of our Series B Convertible Preferred Stock and 48,300 shares of our Hybrid Preferred Stock for a total of $600 million on March 30, 2007 in connection with our private placement of the Preferred Stock.  As a director, Mr. Shourie will be paid an annual retainer of $25,000, will be paid $5,000 per annum for each committee on which he serves and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with his attendance at meetings of the Board of Directors.  Pursuant to the terms of EXCO’s Amended and Restated 2007 Director Plan, on August 30, 2007, Mr. Shourie was granted an option to purchase 50,000 shares of EXCO’s common stock at $16.24 per share.  The stock option has a term of ten years and vests 1/4 on the date of grant and 1/4 in three equal annual installments.  Our Board of Directors has not yet determined to which board committees Mr. Shourie will be appointed.

Our common shareholders approved the Full NYSE Proposal and the Limited NYSE Proposal at the Annual Meeting pursuant to the following voting results:

Proposal	Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
Full NYSE Proposal	87,537,621	84,130	118,716	6,475,794

Limited NYSE Proposal	87,533,211	85,330	121,926	6,475,794

Since the Full NYSE Proposal was approved at the Annual Meeting, the Hybrid Preferred Stock transformed into the same designations, rights and preferences as the Convertible Preferred Stock, including with respect to voting rights, dividend rights and the right to convert into EXCO’s common stock.  For purposes of the agreements governing the Preferred Stock, including the Statements of Designation, the Preferred Stock Purchase Agreement, the Convertible Preferred Stock and Hybrid Preferred Stock Registration Rights Agreement and the Hybrid Preferred Stock Registration Rights Agreement, the term “NYSE Shareholder Approval Date” shall mean August 30, 2007.

Our common shareholders and the holders of our Convertible Preferred Stock, voting together as a single class, approved the Incentive Plan Amendment Proposal and the Ratification of KPMG at the Annual Meeting pursuant to the following voting results:

Proposal	Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
Incentive Plan Amendment Proposal	92,615,519	10,978,299	670,333	6,475,794

Ratification of KPMG	110,670,587	52,819	16,539	NA

Our common shareholders, voting as a separate class, and the holders of our Convertible Preferred Stock, voting together with our common shareholders as a single class, approved the Charter Amendment Proposal at the Annual Meeting pursuant to the following voting results:

Charter Amendment Proposal	Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
Common Stock	86,988,418	645,486	106,563	6,475,794

Common Stock and Convertible Preferred Stock	103,512,102	645,486	106,563	6,475,794

In connection with the approval of the Incentive Plan Amendment Proposal at the Annual Meeting, EXCO adopted the amendment to the Incentive Plan (the “Incentive Plan Amendment”) on August 30, 2007 to increase the total number of shares of common stock authorized for issuance under such plan by 10,000,000 shares.  The Incentive Plan Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On August 30, 2007, EXCO filed with the Secretary of State of the State of Texas Articles of Amendment (“Articles of Amendment”) to its Third Amended and Restated Articles of Incorporation, which is filed herewith as Exhibit 3.1 and incorporated herein by reference. The Articles of Amendment were approved by the Company’s shareholders at the Annual Meeting.

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits.

3.1	Articles of Amendment to the Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed herewith.

10.1	Amendment to the EXCO Resources, Inc. 2005 Long-Term Incentive Plan, dated August 30, 2007, filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: September 5, 2007	By:	/s/ J. DOUGLAS RAMSEY
J. Douglas Ramsey, Ph.D. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to the Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed herewith.

10.1	Amendment to the EXCO Resources, Inc. 2005 Long-Term Incentive Plan, dated August 30, 2007, filed herewith.